AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This Amendment to Convertible Promissory Note (this “Amendment”) is made as of August 11, 2017 by and between Nabufit Global, Inc., a Delaware corporation (the “Borrower”) and MEMP, ApS, a Danish Company (the “Holder”) to amend that certain Convertible Promissory Note dated June 27, 2017 (the “Note”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Note.

WHEREAS, Section 4.3 of the Note provides that the Note may be amended only by the written consent of Borrower and the Holder; and

WHEREAS, Borrower and the Holder, desire to amend the Note as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Holder hereby agree as follows:

1. Amendments.  Article I Section 1.1 Conversion Right and Conversion Price is amended as follows:

Conversion Right and Conversion Price.  At any time prior to the Maturity Date, Holder shall have the right to convert all or any part of the outstanding and unpaid Net Amount and accrued and unpaid interest of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price of US$2.75 per share (the “Conversion Price”).

2. Adjustments.  The following section is added as Section 1.2(c)

(c)If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.

3. Continuing Agreement.  Except as modified in this Amendment, the provisions of the Note will remain unchanged and in full force and effect and govern this Amendment.

4. Entire Agreement.  This Amendment and the Note (as amended hereby) set forth the entire agreement and understanding of the Borrower and the Holder holding such Note with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of such parties with respect thereto.  In the event of a conflict between this Amendment and the Note, this Amendment shall control.

5. Counterparts; Copies.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.  Facsimiles and copies of signatures will be deemed binding originals.

IN WITNESS WHEREOF, this Amendment to Convertible Promissory Note is executed as of the date first set forth above.

COMPANY:

NABUFIT GLOBAL, INC.

a Delaware corporation

By:

Name: Robert Bench

Title: Chief Financial Officer

IN WITNESS WHEREOF, this Amendment to Convertible Promissory Note is executed as of the date first set forth above.

INVESTOR:

MEMP, ApS

a Danish company

By:

Name: